                            FIRST AMENDMENT OF LEASE

     THIS FIRST AMENDMENT OF LEASE, made as of the 25th day of March, 1996, between 1401 NEW YORK AVENUE, INC. ("Lessor"), a Delaware corporation having an address in care of WEST WORLD HOLDING, INC., 20 Exchange Place, New York, New York 10005, and VIDEO BROADCASTING CORPORATION D/B/A MEDIALINK ("Lessee"), a Delaware corporation having an address at 708 Third Avenue, New York, New York 10017;

                              W I T N E S S E T H:

     WHEREAS, by written lease dated October 1, 1990, as amended by a Commencement Date Agreement made as of November 30, 1990 (collectively, the "Lease"), Lessor leased to Lessee certain premises (the "Demised Premises") located on the fifth (5th) floor of that certain building known as 1401 New York Avenue, N.W., Washington, D.C. (the "Building"), which Demised Premises are more particularly described in the Lease; and

     WHEREAS, Lessor and Lessee wish to amend and extend the Lease on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of One Dollar ($1.00), each to the other in hand paid, receipt of which is hereby acknowledged, and the covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Except as may be otherwise set forth herein, all capitalized terms shall have the same meanings herein as set forth in the Lease.

     2. The Term of the Lease shall be extended for five (5) years (or until such Term shall sooner ease and expire as in the Lease provided) so that the Lease Termination Date shall be May 13, 2001.

     3. Commencing May 14,1996, (a) Lessee shall pay rent for the Demised Premises of Two Hundred Seventy-Nine Thousand Eight Hundred Forty and no/100 Dollars ($279,840.00), plus the CPI Adjustments provided in the Lease as amended, without offset, counterclaim or other deduction and without demand, payable in advance, in equal monthly installments of Four Thousand Six Hundred Sixty-Four and no/100 Dollars ($4,664.00), as adjusted in accordance with
Article 4 of the Lease as amended;

     (b) The asterisked language in Article 1 of the Lease which appears at the bottom of page 1 is deleted from the Lease.

     4. Effective May 14, 1996, (a) the first sentence of Article 3(a) shall be amended so that the term "Base Operating Costs" shall mean the Operating Costs for calendar year 1996;

     (b) the first sentence of Article 3(b) shall be amended so that the term "Base Electricity Costs" shall mean the Electricity Costs for calendar year

1996;

     (c) Wherever the term "ninety percent (90%)" appears in Article 3(c), it shall be replaced by the term "ninety-five percent (95%)";

     (d) the first sentence of Article 3(d) shall be amended so that the term "Base Real Estate Taxes" shall mean the Real Estate Taxes for calendar year 1996;

     (c) Article 3(h) shall be deleted.

     5. Effective May 14, 1996, Article 4 shall be deleted in its entirety and replaced by the following:

     4. CPI Adjustment: In addition to the foregoing, the Basic Monthly Rental payable by Lessee shall be adjusted each May 14th (the "Anniversary Date") during the Term, commencing May 14,1997, by adding to it thirty percent (30%) of the amount computed by multiplying said Basic Monthly Rental by the percentage increase, if any, in the index now known as "United States Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U), for the Washington, D.C. Standard Metropolitan Statistical Area (SMSA), "all items" (1982-84=100)" (the "Index"). Any such percentage increase in the Index shall be determined by dividing the amount, if any, by which the Index published for the month of March immediately preceding the relevant Anniversary Date exceeds the corresponding Index published for the period that includes the month of March immediately preceding the Anniversary Date for the prior year, by said latter corresponding Index. Lessor shall provide Lessee, during each April during the Term written notice of the adjustment to the Basic Monthly Rental due to increases in the Index, and Lessee shall begin paying the adjusted Basic Monthly Rental with the next payment of Basic Monthly Rent due, retroactive, if necessary, to the Anniversary Date. Thereafter Lessee shall pay the new Basic Monthly Rental until receipt of the next written notice of the adjustment to Basic Monthly Rental from Lessor. The amount payable by Lessee as Basic Monthly Rental for any annual period hereunder, as adjusted according this Article 4, shall in no case be less than the Basic Monthly Rental, as so adjusted, payable during the preceding annual period, and shall not affect in any way Lessee's continuing obligation to pay any and all sums payable as additional rent under this Lease. If such Index shall be discontinued, with no successor or comparable successor index, the parties shall attempt to agree upon a substitute formula; but if the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.


                                      (2)

     6. Effective May 14, 1996, Articles 26(a) and 30 shall be deleted. Article 30 shall be replaced by the following:

     30. Lessor's Work: Lessor agrees to perform the minor modifications to the Demised Premises ("Lessor's Work") as described on Exhibits A and A-1 attached hereto and made a part hereof. Such Lessor's Work shall include painting and recarpeting of the Demised Premises. All paint, carpet and other materials used in Lessor's Work in the Demised Premises shall be Building standard and Lessee shall select paint and carpet colors within five (5) days after the execution and delivery of this First Amendment of Lease from Lessor's standard color and sample charts. Any modifications not shown on Exhibits A and A-1 shall be subject to Lessor's prior written approval which shall not be unreasonably withheld or delayed. Lessor shall cause Lessor's Work to be performed in such time and manner as the parties may agree but Lessor's Work shall not be performed using overtime labor unless Lessee pays for the cost of such overtime. Lessee acknowledges that Lessor requires 3 to 4 weeks to complete Lessor's Work. Lessor shall use all reasonable efforts to substantially complete Lessor's Work prior to August 1, 1996, subject to Lessee's cooperation as set forth herein. All Lessor's Work shall be performed in a good and workmanlike manner and any costs in excess of those related to Lessor's Work shown on Exhibits A and A-1 shall be paid promptly by Lessee upon demand.

     7. Lessor and Lessee each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this First Amendment of Lease other than Charles E. Smith Companies and Barnes, Morris, Pardoe & Foster, Inc. (the "Brokers"). Lessor agrees to pay any commission due to the Brokers pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim or claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the first party or with whom such party has dealt other than the Brokers.

     8. Effective May 14, 1996, Articles 40 and 41 of the Lease shall be deleted.

     9. The following article shall be added to the Lease effective immediately:

     41. Parking. Lessee shall have the right to lease four (4) parking spaces in the Building garage at prevailing market rates and conditions of parking as the same may be adjusted from time to time.

     10. The Lease as amended hereby is confirmed and ratified in all respects.


                                      (3)

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment of Lease as of the day and year first above written.

                                    LESSOR:

Attest:                             1401 NEW YORK AVENUE, INC.


/s/ Carmen Taveras-Cruz             By: /s/ Charles Schouten
---------------------------             ---------------------------------
Carmen Taveras-Cruz                     Charles Schouten, President
Secretary


                                    LESSEE:

Attest:                             VIDEO BROADCASTING
                                    CORPORATION D/B/A
                                    MEDIALINK

                                    By: /s/ Mark Manoff
---------------------------             ---------------------------------
Name:                               Name:    Mark Manoff
Title:                              Title:   Sr. VP


                                      (4)

                                   EXHIBIT A

     Lessor's Work shall be limited to the following:

          1. Relocate the heat pump to the area shown as Note 1 on the plan designated as Exhibit A-1 attached hereto and made a part hereof;

          2. Construct wall as shown as Note 2 on Exhibit A-1 with one electrical outlet per code and one computer/telephone outlet;

          3. Demolish 2 walls, construct 2 walls and relocate closet door in order to create layout as shown in Note 3 on Exhibit A-1 and add one electrical outlet per code;

          4. Relocate shelving from the closet to the workroom.

          5. Furnish and install new carpet throughout the Demised Premises;

          6. Paint the Demised Premises;

          7. Furnish door to location designated as Note 6 on Exhibit A-1.

                                      (5)

                                  EXHIBIT A-1

                              Portion of 5th Floor
                           1401 New York Avenue, N.W.


Diagram of Elevator Lobby